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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated September 30, 1999, relating to our audits of the financial statements of Emisphere Technologies, Inc. (the "Company") as of July 31, 1999 and 1998, and for each of the three years in the period ended July 31, 1999, which report is included in the Company's Annual Report on Form 10-K for the year ended July 31, 1999.


                                        /s/ PricewaterhouseCoopers LLP

New York, New York
October 12, 1999